ARTICLES OF INCORPORATION
                              OF
                      SIERRA DEVELOPMENT

      We the undersigned natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                          ARTICLE I
                        Corporate Name

1.1 The name of the corporation is Sierra Development.

                          ARTICLE II
                           Duration

2.1 The period of its duration is perpetual.

                         ARTICLE III
                           Purposes

3.1 The purposes for which the corporation is organized are:

     (a) To purchase or otherwise acquire, own, mortgage, pledge, sell, manufacture, assign and transfer or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and real and personal property of every class and description and to generally engage in, do and perform any enterprise, act or vocation that a natural person might or could do or perform.
     (b) To do any and all things permitted a corporation under the applicable laws of the State of Utah and any other state or nation wherein this corporation shall be licensed to transact business.

3.2 In connection with the above referred to pursuits and businesses, this corporation shall have power to carry on other operations incidental to the pursuits mentioned and shall have power ,to do any and all of the things herein set forth to the same extent as natural persons could or might do.

                          ARTICLE IV
                            Stock

4.1 The aggregate number of shares which the corporation shall have authority to issue is 50,000 and each share shall have a par value of One Dollar ($1.00), for total capital stock of the corporation in the amount of $50,000.00

                          ARTICLE V
                        Consideration

5.1 The corporation will not commence business until consideration of the value of at least $l,000.00 has been received for the issuance of shares.

                          ARTICLE VI
                      Pre-Emptive Rights

6.1 Shareholders shall have pre-emptive rights to acquire unissued or additional shares and treasury shares of the corporation.
                         ARTICLE VII
                       Internal Affairs

7.1 Provisions for the regulation of the internal affairs of the corporation are to be determined and set forth in the By-Laws, which original By-Laws shall be subscribed and adopted by the board of directors of the corporation. Thereafter, By-Laws may be adopted, amended or repealed either by shareholders or by the board of directors in accordance with the By-Laws.

                         ARTICLE VIII
                      Registered Office

8.1 The address of the initial registered office of the corporation is 7258 West Majestic Way, Magna, Utah, and the name of its initial registered agent at such address is Michael A. Cameron.

                          ARTICLE IX
                          Directors

9.1 The number of directors constituting the initial board of directors of the corporation is five and the names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and shall qualify are:

      Name                     Address

   Milburn D. Kendall, Sr.   3469 Muriel Way
                             Granger, Utah 84119
                             Phone - 299-2731
   Michael A. Cameron        7258 West Majestic Way
                             Magna, Utah 84044
                             Phone - 250-7522
   Kirk A. Umphrey           1360 W. Atherton Drive
                             Salt Lake City, Utah 84107
                             Phone - 266-5702
   Michael C. Jones          4653 Colgate Street
                             Granger, Utah 84120
                             Phone - 298-2260
   Jack D. Williams          5076 Stardust Drive
                             Salt Lake City, Utah 84118
                             Phone - 299-6687

                          ARTICLE X
                        Incorporators

10.1 The name and address of each incorporator is:

   Milburn D. Kendall, Sr.   3669 Muriel Way
                             Granger, Utah 84119
                             Phone - 299-2731
   Michael A. Cameron        7258 W. Majestic Way
                             Magna, Utah 84044
                             Phone - 250-7522
   Kirk A. Umphrey           1360 W. Atherton Drive
                             Salt Lake City, Utah 84107
                             Phone - 266-5702
   Michael G. Jones          6653 Colgate Street
                             Granger, Utah 84120
                             Phone - 298-2260
   Jack D. Williams          5076 Stardust Drive
                          Salt Lake City, Utah 84118
                             Phone - 299-6687

                          ARTICLE XI
                      Transfer of Shares

11.1 After stock has been issued by the corporation, no transfer of said stock by any stockholder shall be binding upon this corporation until the expiration of six months after the company, through its secretary, and each stockholder of the company shall have received written notice from the stockholder of the proposed transfer of sale. The notice shall state the number of shares proposed to be transferred, either with or without consideration, or sold, the price at which the proposed transfer or sale is to be made and the name of the prospective transferee or buyer. At any time during said six-month period the corporation shall have the first option to purchase all or any part of said shares and each stockholder shall have the second option to purchase all or any part of said shares not taken by this corporation at a price equal to the price offered by the prospective transferee or buyer or the fair market value of the same at the time of receipt of such notice, whichever is less. The fair market value of the shares proposed to be transferred or sold shall be determined by three independent appraisers who are competent to make such appraisal and who shall be appointed by the board of directors of the corporation. In the event the corporation exercises its option it shall purchase said shares out of the earned surplus and the unrestricted and unreserved capital surplus available therefor. In the event the corporation fails to exercise its option to purchase all or any part of the shares shown in the notice and if any stockholder exercises its option, then such stockholder shall have the right to purchase all of the remaining shares; and in the event two or more stockholders exercise their options to purchase, then each such shareholder so exercising its option, shall be entitled to purchase the percentage of such remaining shares as is equal to the percentage which that particular stockholder's ownership in the corporation bears to the total ownership of all stockholders exercising their options. This section shall be inoperative where the written consent of all of the stockholders of record at the time of any such proposed transfer or sale is first had and obtained or where a gift of stock is being made by one stockholder to another stockholder of the company.

                         ARTICLE XII
                  Acquisition of Own Shares

12.1 The corporation shall have power to purchase, hold, sell and transfer shares of its own capital stock, bonds, and other obligations of this corporation from time to time to such extent and in such manner and upon such terms as its board of directors may determine.

DATED this 21 day of May, 1977.

                              /s/Milburn D. Kendall, Sr.

                              /s/Michael A. Cameron

                              /s/Kirk A. Umphrey

                              /s/Michael G. Jones

                              /s/Jack D. Williams
 STATE OF UTAH      )
                    )SS.
COUNTY OF SALT LAKE )

     On the 10 day of June, 1977 personally appeared before me Milburn
D. Kendall Sr., Michael A. Cameron, Kirk A. Umphrey, Michael G. Jones and Jack C. Williams who being by me first duly sworn, declared that they are the signers of the foregoing document as incorporators and that the statements therein contained are true.

                                   /s/Robert W. Cameron
                                   NOTARY PUBLIC
                                          Residing at Salt Lake City Utah

                                   My Commission Expires: 12/27/77